EXHIBIT 12.B TO FORM N-CSR

CERTIFICATION

PURSUANT TO SECTION 906

OF THE

SARBANES-OXLEY ACT

I, Roland G. Caldwell, Jr., President of Institutional Investor Trust (the “Registrant”), certify to the best of my knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2011 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 19, 2013	/s/ Roland G. Caldwell, Jr.
Roland G. Caldwell, Jr. (Principal Executive Officer)